NOWAUTO GROUP, INC. ANNOUNCEMENT TO NOWAUTO, INC. SHAREHOLDERS

Owners of NowAuto Pink Sheet Stock Can Review Historical Releases and Financial Statements under Bulletin Board Stock.

Tempe, Ariz., NowAuto Group, Inc. (NAUG:OTCBB and NWAU.PK) advises its shareholders that own it’s common stock listed on the Pink Sheets under the ticker NWAU.PK to review historical press releases as well as financial statements under the bulletin board ticker NAUG.OTCBB. Henceforth, NowAuto will issue all releases under both tickers.

About NowAuto Group, Inc.

NowAuto Group, Inc. operates buy-here-pay-here used vehicle dealerships in Arizona. The Company manages all of its installment finance contracts and purchases installment finance contracts from a select number of other independent used vehicle dealerships. Through its subsidiary, NavicomGPS, Inc. the company markets GPS tracking devices, primarily to independent used vehicle dealerships.

Note to Investors

This press release contains forward-looking information within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934, and is subject to the safe harbor created by those sections. The forward-looking information is based upon current information and expectations regarding NowAuto Group, Inc. These estimates and statements speak only as of the date on which they are made, are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecasted in such forward-looking statements.

NowAuto Group, Inc. assumes no obligation to update the information contained in this press release. NowAuto Group, Inc.’s forward-looking statements in this press release and future results may be materially impacted by any number of factors, any or all of which could have a negative impact on sales, operating results, financial and budgetary constraints. NowAuto Group, Inc.’s future results may also be impacted by other risk factors listed from time to time in its SEC filings, including, but not limited to, the Company’s Form-QSBs and its Annual Report on Form 10-K. The statements made herein are independent statements of NowAuto Group, Inc. The inclusion, if any, of any third parties does not represent an endorsement of any NowAuto Group, Inc. products or services by any such third party.

For further information contact NowAuto Group, Inc. or visit the Company’s Web site at www.nowauto.com.

Contact:

NowAuto Group, Inc.
Randy Humphrey
(480) 990-0007
(480) 274-8885 (cell)
ir@nowauto.com

Source: NowAuto Group, Inc.